EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Stock Building Supply Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2014, as filed with the Securities and Exchange Commission (the “Report”), I, James F. Major, Jr., Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: October 28, 2014
/s/ James F. Major, Jr.
James F. Major, Jr.
Executive Vice President, Chief
Financial Officer and Treasurer
(principal financial officer)
A signed original of this written statement required by Section 906 has been provided to Stock Building Supply Holdings, Inc. and will be retained by Stock Building Supply Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.